Exhibit 4.3


                         TYCO INTERNATIONAL GROUP S.A.

                                Debt Securities

                               Purchase Agreement


                                                                 March 30, 2000


MERRILL LYNCH INTERNATIONAL
J.P. MORGAN SECURITIES LTD.
ABN AMRO Bank N.V.
Banca d'Intermediazione Mobiliare IMI Spa
Banque Nationale de Paris
Barclays Bank PLC
Bayerische Hypo- und Vereinsbank AG
Commerzbank Aktiengesellschaft
Credit Lyonnais
Credit Suisse First Boston (Europe) Limited
Deutsche Bank Aktiengesellschaft
Dresdner Bank AG London Branch
HSBC Bank plc
Westdeutsche Landesbank Girozentrale

c/o Merrill Lynch International
25 Ropemaker Place
London EC2Y 9LY, England

Ladies and Gentlemen:

         Tyco International Group S.A., a Luxembourg company (the "Company"), proposes to issue and sell to the managers named in Schedule II hereto (the "Managers" which term shall also include any manager substituted as herein provided), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in Schedule I hereto (the "Securities"), to be issued under the Indenture, dated as of June 9, 1998, as supplemented by Supplemental Indenture No. 13 thereto (as so supplemented, the "Indenture"), in each case, among the Company, Tyco International Ltd. ("Tyco"), a Bermuda company and the sole shareholder of the Company, and The


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Bank of New York, as trustee (the "Trustee"). The Securities will be unconditionally guaranteed by Tyco (the "Guarantees"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Managers" and "Representatives", as used herein shall each be deemed to refer to such firm or firms.

         The Company and Tyco understand that the Managers propose to make an offering of the Securities and the Guarantees on the terms and in the manner set forth herein and agrees that the Managers may resell, subject to the conditions set forth herein, all or a portion of the Securities and the Guarantees to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities and Guarantees are to be offered and sold through the Managers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively the "Securities Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Guarantees and the Indenture, investors that acquire Securities and the Guarantees may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the Securities Act by the Commission).

         The Company and Tyco have prepared and will deliver to the Managers, on the date hereof, copies of a final offering circular dated March 30, 2000 (the "Offering Circular") used or to be used by the Managers in connection with their solicitation of purchases of, or offering of, the Securities and Guarantees. The Company and Tyco have previously delivered to the Managers copies of a preliminary offering circular dated March 14, 2000 (the "Preliminary Offering Circular").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Circular (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Circular; and all references in this Agreement to amendments or supplements to the Offering Circular shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which is incorporated by reference in the Offering Circular.


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         The holders of the Securities and the Guarantees identified in
Schedule I will be entitled to the benefits of the registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined below) among the Company, Tyco and the Managers, pursuant to which the Company and Tyco will agree to file, as soon as practicable after the Closing Date but in any event within 150 days of the Closing Date, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the Securities Act.

         The Company and Tyco hereby agree with the Managers as follows:

           1. The Company agrees to issue and sell the Securities and Tyco agrees to issue the Guarantees to the several Managers as hereinafter provided, and each Manager, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities and Guarantees set forth opposite such Manager's name in
Schedule II hereto at the purchase price of 99.032% of the principal amount thereof (which shall equal the issue price of each Security (together with its related Guarantee) of 99.432%, less a selling concession of 0.25% and a combined management and underwriting commission of 0.15% of the principal amount of the Securities which may be divided among you in such proportions as you may determine which is to be payable to the Managers in connection with the offering and sale of the Securities and Guarantees) (the "Purchase Price"), plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

           2. The Company and Tyco understand that the several Managers intend
(i) to make an offering of their respective portions of the Securities and the Guarantees and (ii) initially to offer the Securities and the Guarantees upon the terms set forth in the Offering Circular. In connection with the offering and sale of the Securities and the Guarantees, Merrill Lynch International or its affiliates may over-allot or effect transactions which stabilize or maintain the market price of the Securities and the Guarantees at levels above those which might otherwise prevail in the open market. Such transactions may be effected in the over-the- counter markets or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

           3. Payment of the Purchase Price for the Securities and the Guarantees shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives (which account information shall be provided no later than noon on the Business Day prior to the Closing Date (as defined below)) at 9:00 A.M., London time, on April 4, 2000 at the offices of Merrill Lynch International, 25 Ropemaker Place, London EC2Y 9LY, England


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(or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and such day is not a day on which banks or foreign exchange markets are permitted or required to be closed in London. The time and date of such payment and delivery with respect to the Securities and the Guarantees are referred to herein as the "Closing Date".

         Payment of the Purchase Price for the Securities and the Guarantees, less an amount heretofore agreed to be deductible from the Purchase Price in respect of expenses, shall be made (against delivery in the case of (i)) to (i) the common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme, Luxembourg ("Clearstream, Luxembourg") and (ii) the nominee of The Depository Trust Company for the respective accounts of the several Managers of global notes (the "Global Notes") representing the Securities and the Guarantees, with any transfer taxes payable in connection with the transfer to the Managers of the Securities and the Guarantees duly paid by the Company. The Global Notes will be made available for inspection by the Representatives at the office of Merrill Lynch International, 25 Ropemaker Place, London EC2Y 9LY, England, not later than 1:00 P.M., London time, on the Business Day prior to the Closing Date.

           4. The Company and Tyco, jointly and severally, represent and warrant to each Manager that:

          (a) neither the Company nor Tyco has, directly or indirectly, solicited any offer to buy or offered to sell, and each will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities and the Guarantees in a manner that would require the Securities or the Guarantees to be registered under the Securities Act;

          (b) the Preliminary Offering Circular as of its date did not contain, and the Offering Circular at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Preliminary Offering Circular and the Offering Circular made in reliance upon and in conformity with information


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         furnished to the Company and Tyco in writing by any Manager with respect to that Manager through Merrill Lynch International or J.P. Morgan Securities Ltd. expressly for use in the Preliminary Offering Circular or the Offering Circular, as the case may be;

          (c) the documents incorporated by reference in the Preliminary Offering Circular and in the Offering Circular, or portions thereof, to the extent only a portion of a document is incorporated by reference in the Preliminary Offering Circular or in the Offering Circular, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Offering Circular or in the Offering Circular, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (d) PricewaterhouseCoopers, Arthur Anderson L.L.P. (Houston), Arthur Anderson LLP (Philadelphia) and Deloitte & Touche LLP who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Circular are independent public accountants required by the Securities Act;

          (e) the financial statements of Tyco, and the related schedules and notes thereto, included or incorporated by reference in the Preliminary Offering Circular and in the Offering Circular present fairly the consolidated financial position of Tyco and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis, except as otherwise disclosed therein, and the supporting schedules included or incorporated by reference in the Preliminary Offering Circular and in the Offering Circular present fairly in accordance with U.S. GAAP the information required to be stated therein; any pro forma financial


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         information, and the related notes thereto, to the extent included or incorporated by reference in the Preliminary Offering Circular and in the Offering Circular, has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and is based upon good faith estimates and assumptions believed by Tyco to be reasonable; the selected financial data of Tyco included in the Preliminary Offering Circular and in the Offering Circular present fairly the information shown therein; the selected financial data of Tyco have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Preliminary Offering Circular and in the Offering Circular; no pro forma financial statements would be required under the Securities Act to be included in the Preliminary Offering Circular and in the Offering Circular (to the extent not included or incorporated by reference) if the offering of the Securities was being made in a public offering pursuant to a registration statement under the Securities Act;

          (f) since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt (on a consolidated basis) of Tyco, or any material adverse change, or any development involving a prospective material adverse change that is reasonably likely to occur, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of Tyco and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Offering Circular; and except as set forth or contemplated in the Offering Circular, neither Tyco nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to Tyco and its subsidiaries, taken as a whole;

          (g) the Company is a corporation duly and validly organized and existing under the laws of Luxembourg, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Offering Circular, and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (h) Tyco is a limited liability company duly and validly organized and existing and in good standing under the laws of Bermuda,


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         with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Offering Circular, and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the nature of its business or the ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

          (i) each of Tyco's material subsidiaries is duly and validly organized and existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and, except as otherwise disclosed in the Offering Circular, all the outstanding shares of capital stock of Tyco and each subsidiary of Tyco have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Tyco, as the case may be, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, except for non-material liens that have arisen in the ordinary course of business and, in the case of non-United States subsidiaries, for directors' qualifying shares, and except where the failure to own such shares, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims would not have a Material Adverse Effect;

          (j) Tyco had as of the date indicated in the Offering Circular a duly authorized and outstanding capitalization as set forth in the Preliminary Offering Circular and in the Offering Circular in the column entitled "Actual" under the caption "Capitalization of Tyco"; except as disclosed in the Offering Circular and except with respect to the rights of holders of the Company's privately-placed 6-7/8% Notes due 2002 to receive 6-7/8% Notes due 2002 which are to be registered under the Securities Act for which the Company and Tyco have filed a registration statement on Form S-4 with the Commission, there are no holders of securities (debt or equity) of Tyco or any of its subsidiaries (including the Company), or holders of rights, warrants or options to obtain securities of Tyco or any of its subsidiaries who have the right to request the Company or Tyco to register securities held by them under the Securities Act other than holders who have elected not to exercise their rights or whose securities have been so registered;


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          (k)   this Agreement has been duly authorized, executed and
         delivered by each of the Company and Tyco;

          (l) the Securities have been duly authorized and when duly authenticated by the Trustee pursuant to the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); the Registration Rights Agreement has been duly authorized, executed and delivered and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

          (m) the Guarantees have been duly authorized and when the Securities have been duly authenticated by the Trustee pursuant to the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of Tyco, enforceable against Tyco in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent


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         transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by Tyco and constitutes a valid and binding instrument of Tyco, enforceable against Tyco in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Registration Rights Agreement has been duly authorized, executed and delivered and will constitute a valid and binding agreement of Tyco, enforceable against Tyco in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

          (n) neither Tyco nor any of its subsidiaries is, or, with the giving of notice or lapse of time or both would be, in violation of or in default under, its memorandum of association, articles of organization, certificate of incorporation or other similar charter document (each a "Charter") or by-laws or any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which Tyco or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound or subject, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Effect, or are not material to the holders of the Securities and the Guarantees; the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Guarantees by the Company and Tyco, as the case may be, the consummation of the transactions contemplated herein, therein and in the Offering Circular (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities as described in the Offering Circular under the caption "Use of Proceeds") and the compliance by the Company and Tyco with their respective obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Guarantees do not and will not conflict


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         with or result in a breach of any of the terms or provisions of or with the giving of notice or lapse of time or both conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of Tyco or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Tyco or any of its subsidiaries is a party or by which Tyco or any of its subsidiaries is bound or to which any of the property or assets of Tyco or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Charter or the by-laws of Tyco or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Tyco or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the issue of the Guarantees or the consummation by the Company or Tyco of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been or will be obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws or foreign security laws in connection with the purchase and distribution of the Securities and the Guarantees by the Managers. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Tyco;

          (o) other than as disclosed in or contemplated by the Offering Circular, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company or Tyco, threatened to which Tyco or any of its subsidiaries is or may be a party or to which any property or assets of Tyco or any of its subsidiaries is or may be the subject which, if determined adversely to Tyco or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect or which could be reasonably expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company and Tyco of their respective obligations hereunder; and no such


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         proceedings are pending or, to the best of the Company's and Tyco's knowledge, threatened against Tyco or any of its subsidiaries which are required to be disclosed in the Offering Circular, other than those disclosed therein; and there are no contracts, mortgages, loan agreements, notes, leases or other documents to which Tyco or any of its subsidiaries is a party or by which any of them may be bound or to which any property or assets of Tyco or any of its subsidiaries is subject that are required to be described in the Offering Circular which are not described as required;

          (p) except as disclosed in the Offering Circular, no labor dispute with the employees of Tyco or any of its subsidiaries exists or, to the knowledge of the Company or Tyco, is threatened, which could reasonably be expected to result in a Material Adverse Effect;

          (q) neither the Company nor Tyco is, and upon the issuance and sale of the Securities and the issuance of the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Offering Circular will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (r) the Securities and the Guarantees are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system;

          (s) none of the Company, Tyco, any of their respective affiliates, as such term is defined in Rule 501 (b) of Regulation D under the Securities Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Managers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities and the Guarantees, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Securities Act;

          (t) subject to compliance by the Managers with the representations and warranties set forth in the first three paragraphs of Section 5, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Managers and to each Subsequent Purchaser in the manner contemplated by this Agreement and


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         the Offering Circular to register the Securities and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act;

          (u) with respect to those Securities and Guarantees sold in reliance on Regulation S, (A) none of the Company, Tyco, any of their respective Affiliates or any person acting on their behalf (other than the Managers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, Tyco, any of their respective Affiliates and any person acting on their behalf (other than the Managers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S;

          (v) neither the Company nor Tyco or, to the best of the Company's and Tyco's knowledge, any officer, director, employee agent or shareholder thereof, in each case acting on behalf of the Company or Tyco, as the case may be, has done any act or authorized, directed or participated in any act, in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person for which civil or criminal liability or penalties, as the case may be, could currently be imposed on the Company or Tyco;

          (w) the choice of law provisions set forth in this Agreement, the Indenture, the Securities, the Guarantees and the Registration Rights Agreement are legal, valid and binding under the laws of Luxembourg and Bermuda, respectively, and will be recognized and given effect to by the courts of Luxembourg and Bermuda, respectively, (unless a court determined that doing so would be contrary to public policy in Luxembourg and Bermuda, respectively); each of the Company and Tyco has the legal capacity to sue and be sued in its own name under the laws of Luxembourg and Bermuda, respectively; each of the Company and Tyco has, under the laws of Luxembourg and Bermuda, respectively, the power to submit, and has irrevocably submitted, to the jurisdiction of the New York courts and has validly and irrevocably appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A. (and any successor entity), as its authorized agent for the service of process pursuant to this Agreement, the Indenture, the Securities, the Guarantees and the Registration Rights Agreement; the irrevocable submission of the Company and Tyco to the jurisdiction of the New York courts and the waiver by the Company and Tyco of any immunity and any objection to the venue of the proceeding in a New York court, included in


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         this Agreement, the Indenture, the Securities, the Guarantees or the
         Registration Rights Agreement, are legal, valid and binding under the laws of Luxembourg and Bermuda, respectively; neither the Company nor Tyco or any of their respective assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg and Bermuda, respectively; this Agreement, the Indenture, the Securities, the Guarantees and the Registration Rights Agreement are in proper legal form under the laws of Luxembourg and Bermuda, respectively, for the enforcement thereof against the Company and Tyco, respectively, and nothing in Luxembourg and Bermuda law, respectively, prevents suit upon this Agreement, the Indenture, the Securities, the Guarantees or the Registration Rights Agreement in the courts of Luxembourg and Bermuda, respectively; it is not necessary
         (a) in order to enable the Managers to exercise or enforce their rights under this Agreement, the Indenture, the Securities, the Guarantees or the Registration Rights Agreement in Luxembourg and Bermuda, respectively, or (b) by reason of the entry into and/or the performance of this Agreement, the Indenture, the Securities, the Guarantees and the Registration Rights Agreement, that any of the Managers should be licensed, qualified, authorized or entitled to do business in Luxembourg and Bermuda, respectively; and

          (x) in any proceedings in Luxembourg and Bermuda, respectively, or elsewhere in connection with this Agreement, the Company and Tyco will not be entitled to claim for themselves or any of their respective assets or property immunity from suit, execution, attachment or other legal process.

         Any certificate signed by any officer of the Company or Tyco delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Company or Tyco, as the case may be, to each Manager as to the matters covered thereby.

           5. Each of the Managers acknowledges that the Securities and Guarantees have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Manager represents and warrants that it has offered and sold the Securities and Guarantees and agrees that it will offer and sell the Securities and Guarantees (i) as part of their distribution at any time and (ii) otherwise, until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities and Guarantees, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Manager agrees that, at or prior to confirmation of the sale of Securities and Guarantees, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities and Guarantees from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case, in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Any Manager, with the prior written consent of Merrill Lynch International and J.P. Morgan Securities Ltd., may directly or through its agents or affiliates arrange for the resale of the Securities and Guarantees in the United States to qualified institutional buyers or to purchasers who such Manager reasonably believes is a qualified institutional buyer pursuant to Rule 144A.

         Each Manager further represents and warrants and agrees with the Company and Tyco that:

          (i) it has not offered or sold and will not offer or sell any Securities and Guarantees to persons in the United Kingdom prior to the expiry of the period six months from the Closing Date except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

         (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Securities and the Guarantees in, from or otherwise involving the United Kingdom; and

        (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities and Guarantees to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986(Investment Advertisements) (Exemption) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

         Each Manager also agrees with the Company and Tyco that:

          (i) it will not offer or sell Securities and Guarantees in the Federal Republic of Germany other than in compliance with the German Securities Sales Prospectus Act of 13 December 1990 (as amended), or any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities; and

         (ii) it will not offer, transfer or sell the Securities and Guarantees, whether directly or indirectly, to any individual or legal entity in the Netherlands, as part of their initial distribution, or at any time thereafter, other than to individuals or legal entities who or which trade or invest in securities in their conduct of a profession or trade (which includes banks, brokers, dealers, insurance companies, pension funds, other institutional investors and commercial enterprises, which regularly, as an ancillary activity, invest in securities).

           6. The Company and Tyco, jointly and severally, covenant and agree with each of the several Managers as follows:

          (a) to furnish each of the Managers as many copies of the Offering Circular (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

          (b) from the date hereof and prior to the Closing Date, to furnish you a copy of any proposed amendment or supplement to the Offering Circular, for your review, and not to effect any such proposed amendment or supplement to which you reasonably and timely object;

          (c) to file promptly, subject to the provisions of paragraph (b) above, all reports and any definitive proxy or information statements required to be filed by Tyco with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period mentioned in paragraph (d) below;

          (d) the Company and Tyco will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities and the Guarantees contemplated in this Agreement and in the Offering Circular;

          (e) if, during such period after the first date of the offering of the Securities and the Guarantees as in the opinion of counsel for the Managers an offering circular relating to the Securities and the Guarantees is required by law to be delivered in connection with sales of the Securities and the Guarantees by a Manager or dealer, or at any time prior to the completion of the distribution of the Securities and Guarantees (in the reasonable view of Merrill Lynch International and J.P. Morgan Securities Ltd.), any event shall occur as a result of which it is necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser (or, in the case of certain jurisdictions where the Offering Circular is not required to be delivered to a purchaser, when the Securities and Guarantees are sold), not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with law, forthwith to prepare and furnish, at the expense of the Company and Tyco, to the Managers to which Securities may have been sold by you on behalf of the Managers, such amendments or supplements to the Offering Circular as may be necessary so that the statements in the Offering Circular as so amended or supplemented will not, in light of the circumstances existing when the Offering Circular is delivered to a purchaser (or, in the case of certain jurisdictions where the Offering Circular is not required to be delivered to a purchaser, when the Securities and Guarantees are sold), be misleading or so that the Offering Circular will comply with law;

          (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under "Use of Proceeds";

          (g) so long as the Securities and the Guarantees are outstanding, to furnish to you upon request copies of all reports or other communications (financial or other) furnished to holders of Securities and the Guarantees and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (h) each of the Company and Tyco agrees that they will not and will cause their respective affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 of Regulation D under the Securities Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities and the Guarantees by the Company to the Managers, (ii) the resale of the Securities and the Guarantees by the Managers to Subsequent Purchasers or (iii) the resale of the Securities and the Guarantees by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise;

          (i) the Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4) for so long as such information is required to be furnished by Rule 144A, unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information");

          (j) until the expiration of two years after the original issuance of the Securities and the Guarantees, the Company and Tyco will not, and will cause their respective "affiliates" (as such term is defined in Rule 144(a)(1) under the Securities Act) not to, resell any Securities and Guarantees which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities and Guarantees submit such Securities and Guarantees to the Trustee for cancellation;

          (k) the Company and Tyco shall take all reasonable action necessary to enable Standard & Poor's Corporation and Moody's Investors Service, Inc. to provide their respective credit ratings of the Securities and the Guarantees;

          (l) the Company will use all reasonable efforts in cooperation with the Managers to permit the Securities and the Guarantees to be eligible for clearance and settlement through Euroclear, Clearstream, Luxembourg and DTC;

          (m) each certificate for a Security to be sold under Rule 144A will bear the legend contained in "Notices to Investors" in the Offering Circular for the time period and upon the other terms stated in the Offering Circular;

          (n) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company or Tyco which are substantially similar to the Securities or the Guarantees without prior written consent of the Representatives;

          (o) the Company and Tyco shall use all reasonable efforts to procure the listing of the Securities and the Guarantees on the Luxembourg Stock Exchange and to maintain such listing until none of the Securities and the Guarantees are outstanding; provided, however, that, if it is impractical or unduly burdensome to maintain such listing, the Company and Tyco shall use all reasonable efforts to procure and maintain as aforesaid a listing of or quotation of the Securities and Guarantees on such other securities or stock exchange or exchanges as it may (with the approval of Merrill Lynch International and J.P. Morgan Securities Ltd.) decide; and

          (p) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities and the Guarantees, including any expenses of the Trustee, (ii) incident to the preparation, printing, filing and distribution of the Offering Circular (including all exhibits, amendments and supplements thereto),
         (iii) in connection with the listing of the Securities and the Guarantees on any securities or stock exchange, (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement and the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Managers and dealers of copies of the Offering Circular, including mailing and shipping, as herein provided and (v) payable to rating agencies in connection with the rating of the Securities, it being understood that the Company and Tyco shall not be responsible for the fees and expenses of counsel to the Managers except as explicitly set forth herein.

           7. The several obligations of the Managers hereunder shall be subject to the following conditions:

          (a) the representations and warranties of the Company and Tyco contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company and Tyco shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

          (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or Tyco by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (c) since the respective dates as of which information is given in the Offering Circular there shall not have been any material change in the capital stock or long-term debt of Tyco or any of its subsidiaries, or any Material Adverse Effect otherwise than as set forth or contemplated in the Offering Circular, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities and the Guarantees on the terms and in the manner contemplated in the Offering Circular;

          (d) the Representatives shall have received on and as of the Closing Date a certificate of a managing director or an executive officer of each of the Company and Tyco with specific knowledge about each of the Company's and Tyco's financial matters, satisfactory to you to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred since the date of the Offering Circular any Material Adverse Effect;

          (e) Mark A. Belnick, Chief Corporate Counsel and Executive Vice President of Tyco, shall have furnished to you a written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-1 hereto;

          (f) Davis Polk & Wardwell, U.S. counsel for the Company and Tyco, shall have furnished to you their written opinion, dated the Closing

         Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-2 hereto;

          (g) Beghin & Feider (in association with Allen & Overy), Luxembourg counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-3 hereto;

          (h) Appleby Spurling & Kempe, Bermuda counsel for Tyco, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-4 hereto;

          (i) on the date hereof and on the Closing Date, PricewaterhouseCoopers shall have furnished to you letters, dated such dates, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to the Managers with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Circular;

          (j) you shall have received on and as of the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson, U.S. counsel to the Managers, with respect to the validity of this Agreement, the Indenture, the Securities and the Guarantees, the Registration Rights Agreement, the Offering Circular and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) on the Closing Date, the Securities and the Guarantees shall have been approved for listing on the Luxembourg Stock Exchange, subject only to official notice of issuance;

          (l) the Company and Tyco shall have duly authorized, executed and delivered the Registration Rights Agreement and the Indenture to the Managers in a form and substance satisfactory to the Representatives and counsel to the Managers; and

          (m) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

           8. (a) The Company and Tyco, jointly and severally, agree to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against (i) any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (as amended or supplemented if the Company or Tyco shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and (iii) any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch International and J.P. Morgan Securities Ltd.), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above; except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Manager furnished to the Company or Tyco in writing by any Manager through Merrill Lynch International or J.P. Morgan Securities Ltd. expressly for use therein.

          (b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, Tyco and their respective directors and officers and each person who controls the Company or Tyco within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the indemnity from the Company and Tyco to each Manager set forth in clauses
(i), (ii) and (iii) of paragraph (a) of this Section 8, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with written information furnished to the Company or Tyco by any Manager relating to any Manager through Merrill Lynch International or J.P. Morgan Securities Ltd. expressly for use in the Preliminary Offering Circular or the Offering Circular, as the case may be.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing. In the case of the parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch International and J.P. Morgan Securities Ltd., and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. The Indemnifying Person shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Managers and such control persons of Managers shall be designated in writing by Merrill Lynch International and J.P. Morgan Securities Ltd. and any such separate firm for the Company, Tyco and their respective directors and officers and such control persons of the Company and Tyco shall be designated in writing by the Company and Tyco. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless the Indemnifying Person in good faith shall be contesting the reasonableness of such fees and expenses (but only to the extent so contested) or the entitlement of the Indemnified Person to indemnification under the terms of this Section 8. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Tyco on the one hand and the Managers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Tyco on the one hand and the Managers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Tyco on the one hand and the Managers on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities and Guarantees (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Tyco and the total underwriting discounts and the commissions received by the Managers bear to the aggregate public offering price of the Securities and Guarantees. The relative fault of the Company and Tyco on the one hand and the Managers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Tyco or by the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Tyco and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Manager be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Securities set forth opposite their names in
Schedule II hereto, and not joint.

         The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and Tyco set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Company, Tyco, their respective officers or directors or any other person controlling the Company or Tyco and (iii) acceptance of and payment for any of the Securities and the Guarantees.

           9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company or Tyco, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the Luxembourg Stock Exchange, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or (ii) trading of any securities of or guaranteed by the Company or Tyco shall have been suspended on any exchange or in any over-the-counter market or (iii) a general moratorium on commercial banking activities in London shall have been declared by appropriate authorities or a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Circular or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions or currency exchange rates or exchange controls in the United States, Luxembourg, Bermuda or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the success of the offering, sale and distribution of the Securities and Guarantees or dealings in the Securities and Guarantees in the secondary market or the market for the Company's and Tyco's other debt securities.

         If this Agreement is terminated, such termination shall be without liability of any party to any other party except as provided in Section 11 hereof, and provided further that Sections 4 and 8 shall survive such termination and remain in full force and effect.

          10. If, on the Closing Date, any one or more of the Managers shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Manager or Managers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Managers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Managers, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Manager or Managers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Manager has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Manager. If, on the Closing Date, any Manager or Managers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one- tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you, the Company and Tyco for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Manager, the Company or Tyco. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Circular or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Manager from liability in respect of any default of such Manager under this Agreement.

          11. If this Agreement shall be terminated by the Managers, or any of them pursuant to Section 9 or because of any failure or refusal on the part of the Company or Tyco to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Tyco shall be unable to perform its obligations under this Agreement or any condition of the Managers' obligations cannot be fulfilled, the Company and Tyco agree to reimburse the Managers or such Managers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Managers in connection with this Agreement or the offering of the Securities and the Guarantees.

          12. This Agreement shall inure to the benefit of and be binding upon the Company, Tyco, the Managers and any Indemnified Persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Manager shall be deemed to be a successor or assign by reason merely of such purchase.

          13. Any action by the Managers hereunder may be taken by you jointly or by Merrill Lynch International or J.P. Morgan Securities Ltd. alone on behalf of the Managers, and any such action taken by you jointly or by Merrill Lynch International or J.P. Morgan Securities Ltd. alone shall be binding upon the Managers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Managers shall be given at the address set forth in Schedule I hereto. Notices to the Company and Tyco shall be given to them, if to the Company, at 6, Avenue Emile Reuter, 2nd Floor, L- 2420, Luxembourg, facsimile (352) 464-350, Attention: the Managing Directors; if to Tyco, at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, facsimile (441) 295-9647, Attention: Secretary, with a copy in either case c/o Tyco International (US), Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, facsimile (646) 282-8553/4; Attention: Chief Corporate Counsel.

          14. Each of the Company and Tyco (i) agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York,

State of New York, U.S.A., (ii) irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, (iii) irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and (iv) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

         Each of the Company and Tyco hereby irrevocably and unconditionally designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A. (and any successor entity), as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall be taken and held to be valid personal service upon it. Said designation and appointment shall be irrevocable. Nothing in this Section 13 shall affect the right of the Managers, their affiliates or any indemnified party to serve process in any manner permitted by law or limit the right of the Managers, their affiliates or any indemnified party to bring proceedings against the Company or Tyco in the courts of any jurisdiction or jurisdictions. Each of the Company and Tyco further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as the Securities and the Guarantees are outstanding but in no event for a period longer than eight years from the date of this Agreement. Each of the Company and Tyco hereby irrevocably and unconditionally authorizes and directs CT Corporation to accept such service on its behalf. If for any reason CT Corporation ceases to be available to act as such, each of the Company and Tyco agrees to designate a new agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Managers.

         To the extent that either the Company or Tyco has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Luxembourg, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other documents or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.

          15. If pursuant to a judgment or order being made or registered against the Company or Tyco, any payment under or in connection with this Agreement to a Manager is made or satisfied in a currency (the "Judgment Currency") other than in euro then, to the extent that the payment (when converted into euro at the rate of exchange on the date of payment or, if it is not practicable for such Manager to purchase euro with the Judgment Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by such Manager falls short of the amount due under the terms of this Agreement, the Company or Tyco shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless such Manager against the amount of such shortfall and such indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. For the purpose of this Section, "rate of exchange" means the rate at which the Manager is able on the relevant date to purchase euro with the Judgment Currency and shall take into account any premium and other costs of exchange.

          16. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                           Very truly yours,

                                           TYCO INTERNATIONAL GROUP S.A.


                                            By:  /s/ Richard W. Brann
                                                -------------------------------
                                                Name:  Richard W. Brann
                                                Title:  Managing Director


                                            TYCO INTERNATIONAL LTD.

                                            By:  /s/ Mark H. Swartz
                                                 -----------------------
                                                 Name:  Mark H. Swartz
                                                 Title: Executive Vice President
                                                         Chief Financial Officer

Accepted: March 30, 2000

CONFIRMED AND ACCEPTED,

MERRILL LYNCH INTERNATIONAL
J.P. MORGAN SECURITIES LTD.
BANCA D'INTERMEDIAZIONE MOBILIARE IMI SPA
BANQUE NATIONALE DE PARIS
BARCLAYS BANK PLC
BAYERISCHE HYPO- UND VEREINSBANK AG
COMMERZBANK AKTIENGESELLSCHAFT
CREDIT LYONNAIS
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DEUTSCHE BANK AKTIENGESELLSCHAFT
DRESDNER BANK AG LONDON BRANCH
HSBC BANK PLC
WESTDEUTSCHE LANDESBANK GIROZENTRALE


By:  MERRILL LYNCH INTERNATIONAL


By      /s/
  -----------------------------------
         Authorized Signatory


By:  J.P.  MORGAN SECURITIES LTD.


By       /s/
  ------------------------------------
         Authorized Signatory


For themselves and the other Managers named in Schedule II hereto.

                                           SCHEDULE I


Representatives:                   Merrill Lynch International
                                   J.P. Morgan Securities Ltd.
                                   ABN AMRO Bank N.V.
                                   Banca d'Intermediazione Mobiliare IMI
                                   Spa Banque Nationale de Paris
                                   Barclays Bank PLC
                                   Bayerische Hypo- und Vereinsbank AG
                                   Commerzbank Aktiengesellschaft
                                   Credit Lyonnais
                                   Credit Suisse First Boston (Europe)
                                   Limited
                                   Deutsche Bank Aktiengesellschaft
                                   Dresdner Bank AG London Branch
                                   HSBC Bank plc
                                   Westdeutsche Landesbank Girozentrale

Purchase Agreement Dated:          March 30, 2000

Title of Securities:               6.125% Notes Due 2007 (the "Notes")

Aggregate Principal Amount:        (U)600,000,000

Purchase Price:                    99.032%

Price to Public:                   99.432%

Indenture:                         Indenture, dated as of June 9, 1998, as
                                   supplemented by Supplemental Indenture
                                   No. 13 thereto, dated as of April 4, 2000, among Tyco International Group S.A.,
                                   Tyco International Ltd. and The Bank of
                                   New York, as trustee.

Maturity:                          April 4, 2007

First Interest Payment Date:       April 4, 2001

Interest Rate:                     6.125%

Interest Payment Dates:            April 4 of each year until maturity

Redemption Provisions:             Optional Redemption.  The Notes may be
                                   redeemed, as a whole but not in part, at the election of the Company, at any time upon not less than 30 nor more than 60 days' notice (which notice shall be irrevocable) at a redemption price equal to the greater of
                                   (i) 100% of the principal amount of such Notes or (ii) as determined by the Reference Dealer, (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon
                                   (not including any portion of such
                                   payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (based on the actual number of days elapsed divided by 365 (or, if any of those days elapsed fall in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365)) at the Reference Dealer
                                   Rate, plus 10 basis points, plus (B) in each case, accrued interest thereon to the date of redemption.

                                   "Reference Dealer" means either of Merrill
                                   Lynch International or J.P. Morgan
                                   Securities Ltd. or their respective
                                   successors.

                                   "Reference Dealer Rate" means with respect to the Reference Dealer and any redemption date, the midmarket annual yield to maturity, as determined by the Reference Dealer, of the German Government Bund 6.00% due January 2007 or, if that security is no longer outstanding, a similar security in the reasonable judgment of the Reference Dealer, at 11:00 a.m. (London time) on the fifth business day in London preceding such redemption date quoted in writing to the trustee by such Reference Dealer.

                                   Redemption Upon Changes In Withholding
                                   Taxes. The Notes may be redeemed, as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days' notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 12.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced and becomes effective after the date the Notes are issued, the Company or Tyco has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by the use of reasonable measures available to the Company or Tyco, as the case may be; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or Tyco, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Sinking Fund Provisions:           None

Other Provisions:                  None

Closing Date and Time of Delivery: April 4, 2000

Closing Location:                  London, England

Address for Notices to
Managers:                          Merrill Lynch International
                                   25 Ropemaker Place
                                   London EC2Y 9LY, England
                                   Facsimile:  44-171-867-4488
                                   Attention:  Head of Transaction
                                                 Management Group

                                   J.P. Morgan Securities Ltd.
                                   60 Victoria Embankment
                                   London EC4Y OJP, England
                                   Facsimile:  44-020-7325-8240
                                   Attention:  Head of Debt Syndicate,
                                                 Resident Counsel,
                                               Head of Transaction Execution
                                                  Group

                                           SCHEDULE II

6.125% NOTES DUE 2007:


                                                        Principal Amount of
                          Manager                    Securities To Be Purchased
Merrill Lynch International......................          (U)246,000,000
J.P. Morgan Securities Ltd.......................             246,000,000
ABN AMRO Bank N.V................................               9,000,000
Banca d'Intermediazione Mobiliare IMI Spa........               9,000,000
Banque Nationale de Paris........................               9,000,000
Barclays Bank PLC................................               9,000,000
Bayerische Hypo- und Vereinsbank AG..............               9,000,000
Commerzbank Aktiengesellschaft...................               9,000,000
Credit Lyonnais..................................               9,000,000
Credit Suisse First Boston (Europe) Limited......               9,000,000
Deutsche Bank Aktiengesellschaft.................               9,000,000
Dresdner Bank AG London Branch                                  9,000,000
HSBC Bank plc....................................               9,000,000
Westdeutsche Landesbank Girozentrale.............               9,000,000
        Total....................................          (U)600,000,000